Non-Employee Board Compensation

Annual cash retainer for service as a member of the Board: $20,000

Meeting fees: $1,000 for each meeting in person, $500 for each telephonic meeting

Equity awards: 1

If the 2007 Equity Incentive Plan is approved at the 2007 Annual Meeting, the following equity awards will be made:

RSU Grant Awarded upon Commencement of Service: 16,000 units, vesting ratably each year over 3 years from date of grant, subject to continued service as a Board member through each vesting date.

Annual RSU Grant Awarded on the First Day of the Month Following the Date of Annual Meeting: 8,000 units, vesting 1 year from date of grant, subject to continued service as a Board member though such date.

If the 2007 Equity Incentive Plan is not approved at the 2007 Annual Meeting, then the following equity awards will be made:

Option Grant Awarded upon Commencement of Service: 25,000 shares with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, vesting ratably each month over 36 months2   from date of grant, subject to continued service as a Board member through each applicable vesting date.

Annual Option Grant Awarded on the First Day of the Month Following the Date of Annual Meeting: 8,000 shares with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, vesting ratably each month over 12 months3 from the date of grant, subject to continued service as a Board member through each applicable vesting date.

Additional equity awards for Committee or Committee chair service: None

Annual cash retainer for Board chair service: $15,000

Annual cash retainer for Committee chair service:
Audit: $20,000
Compensation: $10,000
Governance: $5,000
Nominating: $5,000

Annual cash retainer for Committee service:
Audit: $8,000
Compensation: $5,000
Governance: $3,000
Nominating: $3,000

Committee meeting fees: $1,000 for each meeting in person, $500 for each telephonic meeting

1 All such equity awards shall be in lieu of (and not in addition to) the automatic option grants provided for in Section 5 of the Company’s 1997 Non-Employee Stock Option Plan.

2 15,000 shares of which may be granted under the Company’s 1997 Non-Employee Stock Option Plan and the remainder of which shall be granted under the Company’s other available stock plans.

3 5,000 shares (plus up to an additional 2,500 shares for each committee on which such directors serves) of which may be granted under the Company’s 1997 Non-Employee Stock Option Plan and the remainder of which shall be granted under the Company’s other available stock plans. These option grants shall be in lieu of (and not in addition to) the automatic option grants provided for in Section 5 of the Company’s 1997 Non-Employee Stock Option Plan.